UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2024

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377 Vero Beach, Florida 32963
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Advisory Board

In early 2024 the Board of Directors authorized the creation of a new Advisory Board whose participants shall include subject matter experts in certain business areas under consideration by the Company. These positions are “non-executive” and as such are not governed by Section 16 of the Securities Act. The compensation for the participants shall be $60,000 per year paid through the issuance of restricted common stock. The per share valuation to be used shall be determined by the Board of Directors based on the market of the Company’s common stock at the time of the appointment.

On November 22, 2024 the Company made a new appointment to its Advisory Board. The individual will receive $60,000 of restricted common stock for their services over the next 12 months. The Board has determined that the price per share for the restricted stock shall be $.80, resulting in the issuance of 75,000 shares for each member, in aggregate 150,000 shares.

Mr. Marty Valania is senior executive whose career has focused on the use of digital marketing in support of the newspaper industry, for both businesses (B2B), and direct to consumer selling. Since 2023 he has been head of digital marketing for Independent Newsmedia, Inc., who operates a digital news media and printing company based out of Arizona, Delaware, Florida and Maryland. Prior to that he spent six (6) years at Independent Newspapers, a Delaware newspaper operator. Before that assignment he was with Digital First Media, Inc., which followed a stint at Radiate Media, who provides hyper-local content, traffic information, advertising and interactive marketplace solutions to media partners and businesses nationwide, including on-air radio and television.

He has a bachelor's degree from the University of Delaware, and an MBA from Alfred Lerner College of Business & Economics at University of Delaware.

Insight as to the purpose of an Advisory Board is below:

https://www.dlapiperaccelerate.com/knowledge/2017/advisory-boards-what-why-who-when-and-how.html

An advisory board is a flexible, informal body that is created by the board of directors to provide the company's management team with non-binding strategic advice. Advisory boards can help budding companies acquire subject matter expertise, coach a CEO or management team, accelerate access to customers and channel partners by making industry-appropriate introductions that increase sales. It is possible to form advisory boards that address unique industry-specific concerns, such as scientific, medical, technical or energy issues. The idea of informality is key: the members of the advisory board do not have the authority to vote on matters brought to the board of directors and may only attend a meeting of the board of directors if they are invited. Also, the members of the advisory board are not bound by fiduciary duties and are not entitled to indemnification.

Item 8.01	Other Events.

On December 2, 2024, the Company issued a press release updating shareholders on its financial results for the quarter ended September 30, 2024, and announcing the appointment noted above. A copy can is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “proposed,” “intended,” or “continue” or the negative of these terms or other comparable terminology. You should read statements that contain these words carefully, because they discuss our expectations about our future events or state other “forward-looking” information. There may be events in the future that we are not able to accurately predict or control. The forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. We cannot give any guarantee that these plans, intentions, or expectations will be achieved. All forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of Advisory Board agreement
99.1	Press Release for Q3 FY2024 Results and new Advisor Board appointment
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2024	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO